Exhibit 8(ii) under Form N-1A
                                          Exhibit 10 under Item 601/Reg. S-K

                                                           Amendment to
                                                            EXHIBIT A
                                                              to the
                                                        Custody Agreement

                                                        The Wachovia Funds



The Wachovia Funds (the "Trust") consists of the following portfolio(s) (the "Funds") effective as of the dates set forth below:


     Wachovia U.S. Government Money Market Fund March 9, 1992 Wachovia U.S. Treasury Money Marekt Fund March 9, 1992 Wachovia Tax-Free Money Market Fund March 9, 1992 Wachovia Money Market Fund March 9, 1992 Wachovia Prime Cash Management Fund June 11, 1992 Wachovia Balanced Fund April 3, 1993 Wachovia Equity Fund April 3, 1993 Wachovia Equity Index Fund April 3, 1993 Wachovia Fixed Income Fund April 3, 1993 Wachovia Short-Term Fixed Income Fund April 3, 1993 Wachovia Special Values Fund April 3, 1993 Wachovia Quantitative Equity Fund December 9, 1993 Wachovia Emerging Markets Fund December 10, 1994 Wachovia Growth & Income Fund December 4, 1997


As revised:  December 4, 1997